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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[x]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             OHIO EDISON COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

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[OHIO EDISON LOGO]                                            76 South Main St.
The Energy Makers                                            Akron, Ohio  44308

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Willard R. Holland
Chairman and Chief Executive Officer


                                                February 28, 1997


Dear Fellow Shareholder:

        A few weeks ago we sent you proxy material for our proposed merger with Centerior Energy under a new holding company called FIRSTENERGY CORP.

        YOUR BOARD OF DIRECTORS AND MANAGEMENT TEAM RECOMMEND THAT SHAREHOLDERS VOTE FOR THE MERGER.

        We are confident that combining Ohio Edison and Centerior Energy under FirstEnergy will create a stronger, more competitive utility that will add value to your investment. That's because FirstEnergy is a natural alliance - providing opportunities to eliminate duplicative costs, maximize efficiencies and increase your management team's flexibility to effectively compete in our rapidly changing energy business.

        Approval of the merger requires the affirmative vote of at least two-thirds of all outstanding shares of common stock, which makes every shareholder's vote especially important. That's why I am writing to you. According to our records, we have not received your proxy card.

        WE NEED YOUR SUPPORT. It is also important to realize that not voting or abstaining both have the effect of voting against the merger. Please take a few moments to sign, date and return the proxy card in the enclosed postage-paid envelope. By doing so, you will save your company the expense of further solicitation while ensuring that your vote is represented at the special meeting that will be held on March 27, 1997, at the John S. Knight Center in Akron, Ohio.

        If you have any questions, don't hesitate to call our special toll-free number, 1-800-631-8945, to reach a representative of Investor Services or Georgeson & Company Inc., which is assisting us with proxy solicitation.

                                                Sincerely,